Exhibit 23(f)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the includsion in this registration statement on Form S-3 of our report dated March 6, 1998, on our audtis of the financial statements and financial statement schedules of the Orlando SMSA Limited Partnership. We also consent to the references to our firm under the captions "Experts."



                                                   /s/PricewaterhouseCoopers LLP

Atlanta, Georgia
April 16, 1999